UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2010

Hines Real Estate Investment Trust, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Defnitive Agreement.

Advisory Agreement

On July 1, 2010, Hines Real Estate Investment Trust, Inc. (“Hines REIT”) and Hines REIT Properties, L.P., a subsidiary of Hines REIT (collectively with Hines REIT, the “Company”) entered into an agreement (the “Advisory Agreement”) with Hines Advisors Limited Partnership (the “Advisor”). Pursuant to this agreement, the Advisor will continue to perform day-to-day operational and administrative services for the Company, including services relating to its current public offering of common shares, asset management services, acquisition services and shareholder services. The discussion below contains a summary of significant terms and conditions of the Advisory Agreement, and is qualified in its entirety by the Advisory Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Advisory Agreement has an initial one-year term and may be renewed for successive one-year periods upon the mutual consent of the parties. Renewals of the agreement must be approved by the conflicts committee of the Hines REIT board of directors . The Advisory Agreement may be terminated:

•	without cause by the Company or the Advisor upon 60 days’ written notice;

•
immediately by the Company (i) in the event the Advisor commits fraud, criminal conduct, willful misconduct or negligently breaches its fiduciary duty, (ii) upon the bankruptcy of the Advisor or its involvement in similar insolvency proceedings or (iii) in the event of a material breach of the Advisory Agreement by the Advisor, which remains uncured after 10 days’ written notice; or

•
immediately by the Advisor (i) upon the bankruptcy of the Company or its involvement in similar insolvency proceedings or (ii) any material breach of the Advisory Agreement by the Company, which remains uncured after 10 days’ written notice.

If the Advisory Agreement expires and is not renewed at the election of the Company, or is otherwise terminated for any reason other than by the Advisor, the Advisor will have the right to cause the Company to purchase certain equity interests in the Company held by the Advisor or its affiliates after termination of the Advisory Agreement.

With respect to each real estate investment made, the Company will pay an acquisition fee equal to (i) 0.50% of the gross purchase price of an asset other than a loan or financing acquired directly by the Company, including any debt attributable to such investments, (ii) when the Company makes an investment indirectly through another entity, 0.50% of such investment's pro rata share of the gross asset value of real estate investments held by that entity or (iii) in the case of of loan or other financing, 0.50% of the total amount committed under the loan or other financing. The Company will also pay the Advisor a monthly asset management fee equal to 0.0625% of the net equity capital the Company has invested in real estate investments at the end of each month. The Company has also agreed to pay to the Advisor a debt financing fee equal to 1.0% of the amount (i) obtained under any property loan or (ii) made available to the Company under any other debt financing.

The Company has also agreed to pay for or reimburse the Advisor for certain expenses incurred by the Advisor and its affiliates in connection with the services provided by the Advisor under the Advisory Agreement.

All of these fees and expense reimbursements are subject to the limitations on such payments contained in Hines REIT’s Second Amended and Restated Articles of Incorporation.

The Company agreed to indemnify the Advisor against losses incurred by the Advisor in connection with the performance of its obligations under the Advisory Agreement, subject to terms and conditions contained in the Advisory Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits-

10.1 Advisory Agreement among Hines REIT Properties, L.P., Hines Aadvisors Limited Partnership and Hines Real Estate Investment Trust, Inc., dated July 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

July 7, 2010	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
10.1	Advisory Agreement among Hines REIT Properties L.P., Hines Advisors Limited Partnership and Hines Real Estate Investment Trust, Inc. dated July 1, 2010